UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☒ Filed by the Registrant	☐ Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

UNIVERSAL INSURANCE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309
(954) 958-1200

June 2, 2021

The Compensation Committee of Universal Insurance Holdings, Inc.’s Board of Directors is strongly committed to its pay-for-performance philosophy. In response to criticism from both Institutional Shareholder Services and Glass Lewis regarding certain features of the Company’s executive compensation program in 2020, the Compensation Committee hereby announces its commitment to enhance the effectiveness of this program in future periods by further tying compensation, including the annual bonus/incentive and equity grants, to formula-based, objective measures of financial and operational performance.

The Compensation Committee values constructive feedback from our shareholders on compensation matters.

THE COMPENSATION COMMITTEE

Michael A. Pietrangelo, Chair
Richard D. Peterson
Joel M. Wilentz, M.D.